                                                                         ANNEX E

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262.    APPRAISAL RIGHTS
         (a) Any  stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand  pursuant to subsection  (d) of this section with respect to such shares,  who continuously holds such shares through the effective date of the merger or  consolidation,  who has otherwise  complied with  subsection  (d) of this section and who has neither  voted in favor of the merger or consolidation  nor consented  thereto in writing pursuant to §228 of this title  shall be entitled  to an  appraisal  by the Court of Chancery of the fair  value  of the  stockholder's  shares  of  stock  under  the  circumstances described in subsections  (b) and (c) of this section.  As used in this section, the work "stockholder"  means a holder of record of stock in a stock corporation and also a member of record of a nonstock  corporation;  the words  "stock"  and
"share"  mean and  include  what is  ordinarily  meant by those  words  and also membership or membership interest of a member of a nonstock corporation; and the words  "stock" and "share"  mean and include what is  ordinarily  meant by those words and also  membership  or  membership  interest  of a member of a  nonstock corporation;  and  the  words  "depository  receipt"  mean a  receipt  or  other instrument  issued  by a  depository  representing  an  interest  in one or more shares, or fractions thereof,  solely of stock of a corporation,  which stock is deposited with the depository.

         (b) Appraisal  rights shall be available for the shares of any class or series of stock of a constituent  corporation in a merger or consolidation to be effected  pursuant  to  §251  (other  than a mergeR  effected  pursuant  to
§251(g) of this title), §252,  §254, §257, §258, §263
or §264 of this tiTle:

         (1)  Provided,  however,  that no  appraisal  rights under this section shall be available for the shares of any class or series of stock,  which stock, or depository receipts in respect thereof, at the record date fixed to determine the  stockholders  entitled  to receive  notice of and to vote at the meeting of stockholders to act upon the agreement of merger or  consolidation,  were either
(i) listed on a national  securities exchange or designated as a national market system security on an interdealer  quotation system by the National  Association of Securities  Dealers,  Inc. or (ii) held of record by more than 2,000 holders;
and further  provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require  for  its  approval  the  vote  of the  stockholders  of  the  surviving corporation as provided in subsection (f) of §251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection,  appraisal rights under this section  shall be available  for the shares of any class or series of stock of a constituent  corporation  if the holders  thereof are required by the terms of an agreement of merger or  consolidation  pursuant to  §§251,  252,
254,  257,  258,  263 and 264 of this title to accept  for such  stock  anything except:

         a. Shares of stock of the corporation  surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation,  or depository receipts in respect  thereof,  which  shares of stock (or  depository  receipts  in  respect thereof)  or  depository  receipts  at  the  effective  date  of the  merger  or consolidation  will be  either  listed  on a  national  securities  exchange  or designated as a national  market  system  security on an  interdealer  quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional  depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

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         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional  depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware  corporation party to a merger  effected  under  §253  of this title is not owned by the parent  corporation  immediately prior to the merger,  appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any  corporation  may provide in its  certificate of  incorporation that  appraisal  rights under this section  shall be available for the shares of any class or series of its stock as a result of an amendment to its  certificate of  incorporation,  any merger or  consolidation  in which the  corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or  consolidation  for which appraisal  rights are provided  under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with  respect to shares for which  appraisal  rights are  available  pursuant to subsection (b) or (c) hereof that appraisal  rights are available for any or all of the shares of the constituent corporations,  and shall include in such notice a copy of this  section.  Each  stockholder  electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation,  a written demand for appraisal of such stockholder's  shares.  Such demand will be sufficient if it reasonably  informs the  corporation  of the identity of the  stockholder  and that the  stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or  consolidation  shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein  provided.  Within 10 days after the effective  date of such merger or
consolidation,   the  surviving  or  resulting  corporation  shall  notify  each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection  and  has not  voted  in  favor  of or  consented  to the  merger  or consolidation of the date that the merger or consolidation has become effective;
or

         (2) If the merger or consolidation  was approved  pursuant to §228 or §253 of this title,  each  constituent  corporation,  either  before the effective  date of the merger or  consolidation  or within ten days  thereafter, shall  notify  each of the  holders  of any  class  or  series  of stock of such constituent  corporation who are entitled to appraisal rights of the approval of the merger or  consolidation  and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall  include in such  notice a copy of this  section;  provided  that,  if the notice is given on or after the effective  date of the merger or  consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a  constituent  corporation  that are entitled to  appraisal  rights.  Such notice may,  and, if given on or after the
effective  date  of  the  merger  or  consolidation   shall,  also  notify  such
stockholders  of  the  effective  date  of  the  merger  or  consolidation.  Any stockholder  entitled to appraisal  rights may, within 20 days after the date of mailing  of such  notice,  demand in writing  from the  surviving  or  resulting corporation  the appraisal of such notice,  demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably  informs the  corporation  of the identity of the stockholder and that the stockholder  intends thereby to demand the appraisal of such  holder's  shares.  If such  notice  did  not  notify  stockholders  of the effective date of the merger or consolidation,  either (i) each such constituent corporation  shall send a second notice before the effective  date of the merger or  consolidation  notifying each of the holders of any class or series of stock of such  constituent  corporation  that are entitled to appraisal  rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation  shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than

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20 days following the sending of the first notice,  such second notice need only be sent to each  stockholder  who is  entitled to  appraisal  rights and who has demanded  appraisal of such holder's shares in accordance with this  subsection.
An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given  shall,  in the  absence of fraud,  be prima  facie  evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice,  each constituent  corporation may fix, in advance, a record date that  shall be not more  than 10 days  prior to the date the  notice  is  given, provided,  that if the  notice  is given on or after the  effective  date of the merger or  consolidation,  the record date shall be such  effective  date. If no record date is fixed and the notice is given prior to the  effective  date,  the record date shall be the close of business on the day next  preceding the day on which the notice is given.

         (e)  Within  120  days  after  the  effective  date  of the  merger  or consolidation, the surviving or resulting corporation or any stockholder who has complied  with  subsection  (a) and (d) hereof and who is otherwise  entitled to appraisal  rights,  may file a petition  in the Court of  Chancery  demanding  a
determination   of  the   value  of  the   stock   of  all  such   stockholders.
Notwithstanding  the  foregoing,  at any time within 60 days after the effective date of the  merger or  consolation,  any  stockholder  shall  have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or  consolidation.  Within 120 days after the effective  date of the  merger  or  consolidation,  any  stockholder  who  has  complied  with  the requirements of subsection (a) and (d) hereof,  upon written  request,  shall be entitled to receive from the corporation  surviving the merger or resulting from the  consolidation a statement  setting forth the aggregate number of shares not voted in favor of the merger or consolidation  and with respect to which demands for appraisal  have been  received and the  aggregate  number of holders of such shares.  Such written  statement shall be mailed to the stockholder with 10 days after such stockholder's written request for such a statement is received by the surviving or resulting  corporation  or within 10 days after  expiration  of the period for  delivery  of demands  for  appraisal  under  subsection  (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof  shall be made upon the surviving or resulting  corporation,  which shall  within 20 days after such  service  file in the office of the Register in
Chancery in which the petition was filed a duly  verified  list  containing  the names and  addresses of all  stockholders  who have  demanded  payment for their shares and with whom  agreements  as to the value of their  shares have not been reached by the  surviving or  resulting  corporation.  If the petition  shall be filed  by  the  surviving  or  resulting  corporation,  the  petition  shall  be accompanied  by such a duly  verified  list.  The  Register in  Chancery,  if so ordered by the  Court,  shall  give  notice of the time and place  fixed for the hearing of such  petition by  registered  or certified  mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein  stated.  Such notice shall also be given by 1 or more  publications  at least  1  week  before  the  day of  the  hearing,  in a  newspaper  of  general circulation published in the City of Wilmington, Delaware or such publication as the Court deems  advisable.  The forms of the notices by mail and by publication shall be  approved  by the Court,  and the costs  thereof  shall be borne by the surviving or resulting corporation.

         (g) At the  hearing on such  petition,  the Court shall  determine  the stockholders who have complied with this section and who have become entitled to appraisal  rights.  The Court may require the  stockholders who have demanded an appraisal for their shares and who hold stock  represented  by  certificates  to submit  their  certificates  of stock to the  Register in Chancery  for notation thereon of the pendency of the  appraisal  proceedings;  and if any  stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After  determining the stockholders  entitled to an appraisal,  the
Court shall appraise the shares,  determining  their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation,  together  with a fair rate of interest,  if any, to be paid upon the amount  determined to be the fair value. In determining such fair value, the
Court shall take into account all relevant factors. In determining the fair rate of interest,  the Court may consider all relevant factors  including the rate of interest which the surviving or resulting  corporation  would have had to pay to borrow money

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during the pendency of the  proceeding.  Upon  application  by the  surviving or resulting  corporation  or by any  stockholder  entitled to  participate  in the appraisal  proceeding,  the Court may, in its  discretion,  permit  discovery or other pretrial  proceedings and may proceed to trial upon the appraisal prior to the  final  determination  of the  stockholder  entitled  to an  appraisal.  Any stockholder  whose name appears on the list filed by the  surviving or resulting corporation  pursuant to  subsection  (f) of this section and who has  submitted such stockholder's  certificates of stock to the Register in Chancer, if such is required,  may  participate  fully  in  all  proceedings  until  it  is  finally determined that such  stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Interest may be simple or compound, as the Court may direct.  Payment shall be so made to each such  stockholder,  in the case of holders of  uncertificated  stock  forthwith,  and the case of holders of shares represented  by  certificates  upon  the  surrender  to the  corporation  of the certificates  representing  such stock.  The  Court's  decree may be enforced as other decrees in the Court of Chancery may be enforced,  whether such  surviving or resulting corporation be a corporation of this State or of any state.

         (j) The  costs of the  proceeding  may be  determined  by the Court and taxed upon the parties as the Court deems equitable in the  circumstances.  Upon application  of a  stockholder,  the Court  may  order  all or a portion  of the
expenses   incurred  by  any   stockholder  in  connection  with  the  appraisal
proceeding,  including,  without limitation,  reasonable attorney's fees and the fees and  expenses of experts,  to be charged pro rata  against the value of all the shares entitled to an appraisal.

         (k) From and after the effective  date of the merger or  consolidation, no stockholder who has demanded  appraisal  rights as provided in subsection (d)
of this  section  shall be  entitled  to vote such  stock for any  purpose or to receive  payment  of  dividends  or other  distributions  on the  stock  (except dividends or other  distributions  payable to  stockholders  of record at a date which is prior to the effective date of the merger or consolidation);  provided, however,  that if no petition  for an  appraisal  shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to  the  surviving  or  resulting  corporation  a  written  withdrawal  of  such stockholder's  demand  for an  appraisal  and an  acceptance  of the  merger  or consolidation,  either within 60 days after the effective  date of the merger or consolidation  as provided in subsection (e) of this section or thereafter  with the written approval of the  corporation,  then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery  shall be dismissed as to any  stockholder  without the approval of the Court,  and such approval may be conditioned  u0on such terms as the Court deems just.

         (l) The shares of the surviving or resulting  corporation  to which the shares  of such  objecting  stockholders  would  have  been  converted  had they assented to the merger of consolidation  shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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